Tel Aviv, January 18, 1994


Messrs.
Inerta-Energies and Future Technologies Ltd.
99 Ben Yehuda Street
Tel Aviv

                           Re:  Granite Hacarmel Investments Ltd.
                                Shareholders Agreements
                                ---------------------------------

Following is the agreed between us, as shareholders of Granite Hacarmel Investments Ltd. (hereinafter - "Granite"), with regard to the agreement dated February 7, 1992 between Inerta group, Ampal group, Ofer group and Landau group, as defined in the above-mentioned agreement (hereinafter- "the Agreement").

1. As soon as possible after the date of this letter, the parties to this letter will negotiate with the purpose of signing an agreement between them which will maintain the spirit of the provisions of the Agreement, with the necessary changes (hereinafter - "The Amending Agreement").

2. Until the signing of the Amending Agreement, the existing voting agreement will remain in force.

3. For the avoidance of doubt it is hereby clarified that in any case and without regard to the provisions of the Agreement or the Amending Agreement, or their validity, and as long as the control of Ampal remains with the existing shareholders, or as long as the majority of the directors of Ampal's Board are appointed by the existing shareholders, Ampal group shall maintain the right, until the end of the Agreement's period pursuant to clause 4.1 of the Agreement, to appoint three directors to Granite's Board and, to appoint Moshe
     Mor, as long as her serves as a director of Granit on behalf of Ampal as chairman of the Finance Committee of Granite, along with the permanent appointment of Inerta's representative as chairman of the Board.

In case you agree to the said in this letter, kindly confirm same by signing at the bottom of this letter.


                                         Sincerely Yours,


                                         Ampal Industries, Inc.
                                         By:


We hereby agree to said in this
letter and we undertake to act in
conformity with this letter.

Inerta-Energies and Future Technologies Ltd.
By:          Y. Rosen.